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                                  CONFIDENTIAL


                             EXE TECHNOLOGIES, INC.

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made on this 2nd day of July, 1999 by and between Richard J. Sherman, a resident of Westborough, MA (the "Employee"), and EXE Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") with its headquarters in Dallas, Texas.

                  WHEREAS, the Company is engaged in the business of providing supply chain execution software and related services for warehouse, distribution and logistics facilities worldwide (the "Business"); and

                  WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

                  1.       EMPLOYMENT AND TERM.

                   The Company hereby employs the Employee and the Employee hereby accepts employment with the Company for the position detailed in Schedule A attached hereto, for a period of three (3) years from the date of the commencement of employment (the "Start Date") specified in Schedule A attached hereto (the "Initial Term").

                   (a) At the end of the Initial Term, this Agreement shall automatically renew for successive additional periods of one (1) year, unless terminated by either party upon no less than ninety (90) days prior written notice to the other party prior to the expiration of the Initial Term or any such renewal period. The Initial Term of employment and any renewal periods hereunder, subject to the provisions of Section 8 hereof, are hereinafter referred to as the "Term."

                  2. DUTIES. During the Term, the Employee shall serve the Company faithfully and to the best of his/her ability and shall devote his/her full time, attention, skill and efforts to the performance of the duties required by or appropriate for the Position. The Employee shall assume such duties and responsibilities as may be customarily incident to such a position, and such additional and other duties as may be assigned to the Employee from time to time by their Reporting Manager, including, without limitation, the duties and responsibilities set forth in Schedule A attached hereto. The Employee shall report to the person designated in Schedule A.

                  3. OTHER BUSINESS ACTIVITIES. During the Term, the Employee shall not, without the prior written consent of the Company in its sole discretion, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided

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that such activities do not interfere with his/her performance of his/her responsibilities and obligations pursuant to this Agreement.

                  4. COMPENSATION. The Company shall pay the Employee, and the Employee hereby agrees to accept, as compensation for all services rendered hereunder and for the Employee's intellectual property covenants and assignments and covenant not to compete as provided for in Sections 6 and 7 hereof, the compensation set forth in this Section 4.

                     4.1 SALARY. The Company shall pay the Employee an initial base salary at the annual rate detailed in Schedule A attached hereto. The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company, are requested to be withheld by the Employee, and shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect. The Base Salary may be increased from time to time by the Compensation Committee of the Company in its discretion.

                     4.2 INCENTIVE COMPENSATION PROGRAM. The Employee shall be entitled to participate in the Incentive Compensation Plan that has been established by and at the discretion of the Company, based upon the achievement of written individual and corporate objectives as determined between the employee and the President of the Company. During the Initial Term, the Employee shall be entitled to receive the non-recoverable draw specified in Schedule A (the "Draw") against any compensation that would otherwise be due to him under the terms of the Incentive Compensation Plan. The Draw will be paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect.

                     4.3      EQUITY PARTICIPATION.

                              (a) The Company shall grant to the Employee an
incentive stock option to purchase shares of common stock of the Company ("Common Stock"), the exercise price for which shall be no less than the fair market value of the Class B Common Stock on the date of this Agreement as determined by the Board of Directors of the Company, all as more fully detailed in Schedule B attached hereto. The Option shall be subject to and in accordance with the provisions of the Amended and Restated 1997 Stock Option Plan of the Company (the "Plan") substantially in the form attached hereto as Schedule C.

                              (b) All shares of Common Stock issued under the
Option shall be subject to the terms and provisions of a Stock Purchase and Restriction Agreement as required by the Plan.

                     4.4 FRINGE BENEFITS. The Employee shall be entitled to participate in any health or dental programs or other non-salary consideration (disability, sick leave) as are Company standard. Such programs are described in Schedule E attached hereto. The Employee shall be eligible for the vacation program set forth in Schedule E.

                     4.5 CAR ALLOWANCE. The Company shall pay to the Employee a monthly car allowance to compensate the Employee for the cost of leasing, insuring and purchasing fuel for a vehicle of similar quality as the Company's other executive employees. The car allowance is payable monthly, commencing on the date of this Agreement, in accordance with the Company's normal payroll practices.

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                     4.6 HOME OFFICE ALLOWANCE. The Company will reimburse
the Employee for reasonable business expenses associated with the Employee's home office, including expenses for: cell phone; home office phone; ISDN, cable modem, or ADSL; and office equipment. Office equipment includes a fax machine, laptop computer, and printer. EXE does not reimburse for office furniture.

                     4.7 REIMBURSEMENT OF EXPENSES. The Employee shall be reimbursed for all normal items of travel and entertainment and miscellaneous expenses reasonably incurred by him/her on behalf of the Company, provided that such expenses are documented and submitted to the Company all in accordance with the reimbursement policies of the Company as in effect from time to time.

                  5. CONFIDENTIALITY. The Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Company. As a result, both during the Term and for a period of two (2) years thereafter, the Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his/her own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company (the "Proprietary Information") revealed, obtained or developed in the course of his/her employment with the Company. Proprietary Information shall include, but shall not be limited to: the intangible personal property described in
Section 6(b) hereof; any information relating to methods of production, manufacture and research; hardware and software configurations, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer inputs and outputs (regardless of the media on which stored or located) and computer processing systems, techniques, designs, architecture, and interfaces; the identities of, the Company's relationship with, the terms of contracts and agreements with, the needs and requirements of, and the Company's course of dealing with, the Company's actual and prospective customers, contractors and suppliers; and any other materials prepared by the Employee in the course of his/her employment by the Company, or prepared by any other employee or contractor of the Company for the Company or its customers, (including concepts, layouts, flow charts, specifications, know-how, user or service manuals, plans, sketches, blueprints, costs, business studies, business procedures, finances, marketing data, methods, plans, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public). Nothing contained herein shall restrict the Employee's ability to make such disclosures during the course of his/her employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for the Position or as such disclosures may be required by law. Furthermore, nothing contained herein shall restrict the Employee from divulging or using for his/her own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of the Employee's breach of this Section 5. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

                  6.       PROPERTY.

                           (a) All right, title and interest in and to
Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, the Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for the Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping

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                                   CONFIDENTIAL
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as promptly as possible after the removal shall serve its specific purpose.
The Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of the assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he/she may have access or with which for any reason he/she may become familiar, except as disclosure shall be necessary in the performance of the duties; and upon the termination of his/her employment with the Company, he/she shall return to the Company all originals and copies of the foregoing then in the possession, whether prepared by the Employee or by others.

                           (b) (i) The Employee acknowledges that all right,
title and interest in and to any and all writings, documents, inventions, discoveries, computer programs or instructions (whether in source code, object code, or any other form), algorithms, formulae, plans, memoranda, tests, research, designs, innovations, systems, analyses, specifications, models, data, diagrams, flow charts, and/or techniques (whether reduced to written or electronic form or otherwise) that the Employee creates, makes, conceives, discovers or develops, either solely or jointly with any other person, at any time during the Term, whether during working hours or at the Company's facility or at any other time or location, and whether upon the request or suggestion of the Company or otherwise, and that relate to or are useful in any way in connection with the Business now or hereafter carried on by the Company (collectively, "Intellectual Work Product") shall be the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Work Product, and the Employee shall have no claim for additional compensation for the Intellectual Work Product.

                               (ii) The Employee acknowledges that all the
Intellectual Work Product that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Work Product may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Work Product that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Work Product under copyright, patent, trade secret, trademark and other intellectual property laws, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                               (iii) The Employee shall reveal promptly all
information relating to the Intellectual Work Product to an appropriate officer of the Company, cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent, trademark or other analogous protection thereafter relating to the Intellectual Work Product, and when such protection is obtained, renew and restore the same, or (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent, trademark or other analogous protection.

                               (iv) In the event that the Company is unable
after reasonable effort to secure the Employee's signature on any of the documents referenced in Section 6(b)(iii) hereof, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in his/her behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent, trademark or other analogous protection with the same legal force and effect as if executed by the Employee.

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                                   CONFIDENTIAL
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                               (v) The Employee represents that the
innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property identified on Schedule D hereof comprises all of the innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property that the Employee has made or conceived of prior to the date hereof, and same are excluded from the operation of the other provisions of this Section 6(b).

                  7.       COVENANT NOT TO COMPETE.

                          (a) The Employee shall not, anywhere in the world,
during the Term and for a period thereafter of: (x) one (1) year, in the case of a termination of the Employee's employment hereunder pursuant to Section 8.4(a) (but not including a termination without cause pursuant to Section 8.5); or (y) two (2) years, in the case of a termination of the Employee's employment hereunder for any other reason (including pursuant to Section 8.5) (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company in its sole discretion:

                              (i) engage or participate, directly or
indirectly, in any business activity directly competitive with the Business or the business of any of the Company's subsidiaries or affiliates as conducted during the Term (each, a "Competitor" and, for the purposes of this Agreement, each of the companies listed in Schedule F shall be deemed to be competitors);

                              (ii) become interested (as owner, proprietor,
promoter, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any Competitor, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is directly competitive with the Business of the Company or the business of any subsidiary or affiliate of the Company as conducted during the Term (notwithstanding the foregoing, the Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 7(a) hereof);

                              (iii) solicit or call on, either directly or
indirectly, any (A) customer with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of the Employee's employment hereunder, or (B) supplier or distributor with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of the Employee's employment hereunder;

                              (iv) influence or attempt to influence any
supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                              (v) influence or attempt to influence any
person either (A) to terminate or modify the employment, consulting, agency, distributorship or other arrangement with the Company, or (B) to employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the twelve month period immediately preceding the termination of the Employee's employment hereunder.

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                          (b) The Employee hereby acknowledges that the
limitations as to time, character or nature and geographic scope placed on his/her subsequent employment by this Section 7 are reasonable and fair and will not prevent or materially impair his/her ability to earn a livelihood.

                   8. EARLY TERMINATION. The Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 8. Upon termination, the Employee shall be entitled only to such compensation and benefits as described in this Section 8.

                      8.1      TERMINATION FOR DISABILITY.

                               (a) In the event of the disability of the
Employee such that the Employee is unable to perform the duties and responsibilities hereunder to the full extent required by this Agreement by reasons of illness, injury or incapacity for a period of more than sixty (60) consecutive days or more than forty-five (45) days, in the aggregate, during any ninety (90) day period ("Disability"), the Employee's employment hereunder may be terminated by the Company.

                               (b) In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.1(a), the Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement, including payment prescribed under and disability of life insurance plan or arrangement in which he/she is a participant or to which he/she is a party as an employee of the Company; provided that the Employee has complied with all of his/her obligations under this Agreement and continues to comply with all of his/her surviving obligations hereunder listed in Section 10. Except as specifically set forth in this Section 8.1(b), the Company shall have no liability or obligation to the Employee for compensation or benefits hereunder by reason of such termination.

                      8.2 TERMINATION BY DEATH. In the event that the Employee dies during the Term, the Employee's employment hereunder shall be terminated thereby and the Company shall pay to the Employee's executors, legal representatives or administrators an amount equal to: the accrued and unpaid portion of the Base Salary and other compensation for the month in which he/she dies. Except as specifically set forth in this Section 8.2, the Company shall have no liability or obligation hereunder to the Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him/her by reason of the Employee's death, except that the Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he/she is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect.

                      8.3      TERMINATION FOR CAUSE.

                               (a) The Company may terminate the Employee's
employment hereunder at any time for "cause" upon written notice to the Employee. For purposes of this Agreement, "cause" shall mean:

                                   (i) any material breach by the Employee of
any of his/her obligations under this Agreement;

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                                   CONFIDENTIAL
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                                    (ii) willful failure by the Employee to
perform satisfactorily the duties required by or appropriate for the Position, as determined by the President of the Company or the Board of Directors of the Company in his or its sole reasonable discretion;

                                    (iii) conduct of the Employee involving
any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of the employment;

                                    (iv) conviction of a felony or other
criminal act punishable by more than one (1) year in prison;

                                    (v) commission by the Employee of an
intentional tort or an act involving moral turpitude or constituting fraud; or

                                    (vi) habitual alcohol or substance abuse
or addiction.

                                (b) In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.3(a), the Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, benefits and bonuses. All Base Salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Employee. Except as specifically set forth in this Section 8.3, the Company shall have no liability or obligation hereunder by reason of such termination.

                        8.4      TERMINATION WITHOUT CAUSE.

                                (a) The Company may terminate the Employee's
employment hereunder at any time, for any reason, with or without cause, effective upon the date designated by the Company upon thirty (30) days written notice to the Employee.

                                (b) In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.4(a), the Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, benefits and bonuses, plus a liquidated termination fee equivalent to six (6) months Base Salary and Draw at the date of termination payable in six (6) equal monthly installments..

                        8.5 CHANGE OF CONTROL. In the event of a Change of Control of the Company during the Term, the Employee may elect to treat such Change of Control as constructive termination of this Agreement without Cause by the Company (other than for the purposes of Section 7(a)(x)). Such election may be made by the Employee by sending written notice to the Reporting Manager within ninety (90) days after the occurrence of the Change in Control. Upon such election, the Employee shall be entitled to all of the rights and benefits under this Agreement as if the Company had terminated this Agreement without Cause pursuant to Section 8.4(a) as of the date specified in such notice. For the purposes of this Agreement, a "Change of Control" shall mean a transaction causing the Employee no longer to report to Raymond Hood, provided that such transaction is either: (i) a sale, transfer, assignment or other disposition (including by merger or consolidation) by stockholders of the Company, in one transaction or a series of related transactions, of more than a majority of the voting power represented by the then outstanding capital stock of the Company to one or more stockholders or other third parties, other than any such sales, transfers, assignments or other dispositions by such stockholders to their respective heirs or affiliates; or (ii) a sale, transfer, assignment or other disposition (including by

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merger or consolidation), of all of the outstanding stock of the Company, or of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

                           8.6      OPTIONS; REPURCHASE OF SHARES.

                   Upon the termination of the Employee's employment pursuant to this Section 8 for any reason, all further vesting on all stock options and/or restricted stock in the Company held by the Employee shall immediately cease as of such date and thereafter such stock options shall be exercisable and any restricted stock or other equity securities held by the Employee shall be subject to repurchase by the Company in accordance with their respective terms and the terms of any related agreements between the Company and the Employee.

                   9.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
EMPLOYEE.

                          (a) The Employee represents and warrants to the
Company that:

                              (i) There are no restrictions, agreements or
understandings whatsoever to which the Employee is a party which would prevent or make unlawful the Employee's execution of this Agreement or the Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or the Employee's employment hereunder, or would prevent, limit or impair in any way the performance by the Employee of the obligations hereunder; and

                              (ii) The Employee has disclosed to the Company
all restraints, confidentiality commitments or other employment restrictions that he/she has with any other employer, person or entity.

                          (b) Upon and after his/her termination or cessation
of employment with the Company and until such time as no obligations of the Employee to the Company hereunder exist, the Employee (i) shall provide a complete copy of this Agreement to any prospective employer or other person, entity or association in the Business, with whom or which the Employee proposes to be employed, affiliated, engaged, associated or to establish any business or remunerative relationship prior to the commencement thereof and
(ii) shall notify the Company of the name and address of any such person, entity or association prior to his/her employment, affiliation, engagement, association or the establishment of any business or remunerative relationship.

                   10. SURVIVAL OF PROVISIONS. The provisions of this Agreement set forth in Sections 5, 6, 7, 8 and 9 through 20 hereof shall survive the termination of the Employee's employment hereunder.

                   11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided that neither the Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this/her Agreement.

                   12. NOTICE. Any notice hereunder by either party shall be given by personal delivery or by sending such notice by certified mail, return-receipt requested, or by overnight delivery with a reputable courier service, addressed to the other party at its address set forth below or at such other

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address designated by notice in the manner provided in this section. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or if by overnight delivery, the date of delivery.

                  If to the Employee:

                           Richard J. Sherman
                           4 Harvest Way
                           Westborough, MA  01581
                  If to the Company:

                           EXE Technologies, Inc.
                           8787 Stemmons Freeway
                           Dallas,  TX 75247
                           Attention: Raymond R. Hood, President and CEO

                  with a copy to:

                           EXE Technologies, Inc.
                           300 Baldwin Tower Boulevard
                           Eddystone, PA 19022
                           Attention: Christopher F. Wright, General Counsel

                  13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of the Employee with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

                  14. WAIVER. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

                  15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws of any jurisdiction.

                  16. INVALIDITY. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

                  17. SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

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                  18.      NUMBER OF DAYS. In computing the number of days
for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided that, if the final day of any time period falls on a Saturday, Sunday or day which is a legal holiday in Texas, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

                  19.      SPECIFIC ENFORCEMENT; EXTENSION OF PERIOD.

                           (a) The Employee acknowledges that the
restrictions contained in Sections 5, 6, and 7 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. The Employee also acknowledges that any breach by him/her of Sections 5, 6, or 7 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by the Employee, the Company shall have the right to enforce the provisions of Sections 5, 6, and 7 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company.

                           (b) The periods of time set forth in Sections 5, 6
and 7 hereof shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods, provided that the Company is successful on the merits in any such litigation. The "time required for litigation" is herein defined to mean the period of time commencing on the earlier of the Employee's first breach of such covenants or the service of process upon the Employee ending on the expiration of all appeals related to such litigation.

                  20. CONSENT TO SUIT. In the case of any dispute under or in connection with this Agreement, the Employee may only bring suit against the Company in the Courts of the State of Texas in and for the County of Dallas or in the Federal District Court for such geographic location. The Employee hereby consents to the jurisdiction and venue of the courts of the State of Texas in and for the County of Dallas or the Federal District Court for such geographic location, provided that such Federal Court has subject matter jurisdiction over such dispute, and the Employee hereby waives any claim he may have at any time as to FORUM NON CONVENIENS with respect to such venue. The Company shall have the right to institute any legal action arising out of or relating to this Agreement in any appropriate court and in any jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements.

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

                  21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

                                       EXE Technologies, Inc.


                                       By: /s/ Raymond R. Hood
                                          ------------------------------------

                                       Title: President/CEO
                                             ---------------------------------



                                       Employee: /s/ Richard J. Sherman
                                                ------------------------------
                                                Richard J. Sherman






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

                                   SCHEDULE A

                           EMPLOYMENT AND COMPENSATION


POSITION:                              SENIOR VICE PRESIDENT, VISIONEERING

REPORTING MANAGER:                     RAY HOOD, PRESIDENT AND CEO

START DATE:                            JULY 12, 1999

BASE ANNUAL SALARY:                    $175,000

NON RECOVERABLE DRAW:                  $65,000

INCENTIVE COMPENSATION PLAN:           ATTACHED AS INCENTIVE COMP PLAN AND
                                       METRICS

RESPONSIBILITIES:                      ATTACHED AS JOB DESCRIPTION




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

                                   SCHEDULE B

INITIAL STOCK OPTION GRANT:

An incentive stock option to purchase 115,000 shares of Class B Common Stock of the Company will be granted to the Employee on or about the date of this Agreement. The exercise price will be determined by the Stock Option Committee of the Company. The vesting will be as follows:

(a) 25,000 shares on the Start Date;

(b) 30,000 shares on the first anniversary of the Start Date;

(c) 30,000 shares on the second anniversary of the Start Date; and

(d) 30,000 shares on the third anniversary of the Start Date.








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